UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hicks Acquisition Company II, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0611167
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Crescent Court, Suite 1200 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Common Stock and one Warrant Common Stock, par value $.0001 per share Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities	Act registration statement file number to which this form relates (if applicable): 333-167809

Securities	to be registered pursuant to Section 12(g) of the Act: N/A.

Title of each class to be so registered

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and common stock purchase warrants of Hicks Acquisition Company II, Inc. (the “Company”). The description of the units, common stock and common stock purchase warrants contained under the heading “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-167809), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated by reference herein:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 000-54151), filed with the Securities and Exchange Commission on October 15, 2010).

3.2	Amended and Restated By-laws (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 000-54151), filed with the Securities and Exchange Commission on October 15, 2010).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on August 4, 2010).

4.2	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on August 4, 2010).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on August 4, 2010).

4.4	Warrant Agreement, dated as of October 8, 2010, by and between Continental Stock Transfer & Trust Company and the Company (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 000-54151), filed with the Securities and Exchange Commission on October 15, 2010).

10.1	Investment Management Trust Agreement, dated as of October 8, 2010, by and between Continental Stock Transfer & Trust Company and the Company (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-54151), filed with the Securities and Exchange Commission on October 15, 2010).

10.2	Form of Registration Rights Agreement among the Company, HH-HACII, L.P., Thomas O. Hicks, William A. Montgomery and William F. Quinn (Incorporated by reference to Exhibit 10.6 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on October 8, 2010).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 27, 2012

HICKS ACQUISITION COMPANY II, INC.

By:	/s/ Christina Weaver Vest
Name: Christina Weaver Vest
Title: President, Chief Executive Officer and Chief Financial Officer